UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2020

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange
Preferred Stock Purchase Rights	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2020, AAR Aircraft Services, Inc., Aviation Maintenance Staffing, Inc., and AAR Landing Gear LLC, direct and indirect wholly-owned subsidiaries (the “Subsidiaries”) of AAR CORP. (the “Company”), entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the U.S. Department of the Treasury (“Treasury”) with respect to the grant program (the “Payroll Support Program”) under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). On April 3, 2020, the Company applied for $136,446,791.00 of payroll support under the Payroll Support Program.

Payroll Support Program Agreement

Pursuant to the PSP Agreement, the Subsidiaries expect to receive from Treasury $57,180,647.00 in the aggregate. The funding is expected to be disbursed in two installments: 75% ($42,885,485.00) on the closing date (the “Initial Disbursement”), which was received on July 30, 2020 (the “Closing Date”), and one additional disbursement of 25% on August 31, 2020.

In connection with the receipt of financial assistance under the Payroll Support Program, the Subsidiaries are required to comply with the relevant provisions of the CARES Act, including the requirement that the funding be used exclusively for the continuation of payment of employee wages, salaries and benefits. The Subsidiaries will also be subject to certain restrictions, including, but not limited to, limitations on involuntary terminations and furloughs and reductions in the pay rate of employees earning wages or salaries (as well as reductions in benefits) from the signing date of the PSP Agreement through September 30, 2020. In addition, the Subsidiaries and the Company are required to eliminate the payment of dividends and the repurchase of shares through September 30, 2021, and are subject to certain limitations on employee compensation through March 24, 2022.

Promissory Note

As compensation to Treasury for the provision of financial assistance under the PSP Agreement, the Company issued Treasury a promissory note that is guaranteed by certain of the Company’s subsidiaries, including the Subsidiaries (the “Promissory Note”). In connection with the Initial Disbursement, the Promissory Note was issued at an initial principal amount of $2,369,613.00. Upon the subsequent disbursement of payroll support to the Subsidiaries, the principal amount of the Promissory Note will be increased in an amount equal to 44% of any disbursement in excess of $37,500,000.00, up to a principal amount of $8,659,485.00. The Promissory Note will bear interest at a rate per annum equal to the sum of (i) 1.00% until the fifth anniversary of the Closing Date, and the applicable secured overnight financing rate plus 2.00% thereafter until the tenth anniversary of the Closing Date (the “Maturity Date”), which is payable in cash, plus (ii) 3.0% until the fifth anniversary of the Closing Date, and increasing by 1.0% each anniversary thereafter until the Maturity Date (the “PIK Interest Rate”), which may be paid either in cash or in kind. If the Company does not elect to pay such PIK Interest Rate amount in cash, the principal amount of the Promissory Note will be increased by such amount. The Company may, at any time, make voluntary prepayments of amounts due under the Promissory Note without penalty or premium.

The Promissory Note is the Company’s senior unsecured obligation. It contains certain events of default, including cross-default with respect to acceleration or failure to pay at maturity other material indebtedness. Subject to certain grace periods, upon the occurrence of an event of default, the outstanding obligations under the Promissory Note may, and in certain circumstances will automatically, be accelerated and become due and payable immediately.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Payroll Support Agreement dated July 30, 2020 by and between AAR Aircraft Services, Inc., Aviation Maintenance Staffing, Inc., AAR Landing Gear LLC, and the United States Treasury.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Payroll Support Agreement dated July 30, 2020 by and between AAR Aircraft Services, Inc., Aviation Maintenance Staffing, Inc., AAR Landing Gear LLC, and the United States Treasury (filed herewith).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 31, 2020

AAR CORP.

		By:	/s/ Sean M. Gillen
Sean M. Gillen
Vice President, and Chief Financial Officer

5